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                                                                  EXHIBIT 23.3


                        CONSENT OF INDEPENDENT AUDITORS

        We consent to the incorporation by reference in the USA Waste Services, Inc. Registration Statements on Form S-4 (File Nos. 33-77110, 33-59259, 33-60103, 33-63981, 333-02181, and 333-08161), Registration Statements on Form
S-3 (File Nos. 33-42988, 33-43809, 33-76226, 33-85018, 333-00097, and
333-08573), and Registration Statements on Form S-8 (File Nos. 33-43619, 33-72436, 33-84988, 33-84990, 33-59807, 33-61621, 33-61625, 33-61627,
333-14115, and 333-14613), of our report dated March 11, 1996, on our audit of the balance sheets of The Arnoni Group of Companies (consisting of The Arnoni Group, Inc., M.C. Arnoni Company, South Hills Disposal Company, Cochran Mill Associates, Inc. and Arnoni Family Partnership) as of December 31, 1995, and the related combined statement of income and retained earnings and combined statement of cash flows for the year then ended, which is included in this Current Report on Form 8-K/A.



                                        KAPLAN SIPOS & ASSOCIATES
                                        CERTIFIED PUBLIC ACCOUNTANTS

Pittsburgh, Pennsylvania
November 13, 1996